UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with PG&E Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”). On September 23, 2019, the Debtors filed a First Amended Joint Chapter 11 Plan of Reorganization (as may be further amended, modified or supplemented from time to time, the “Proposed Plan”).

As previously disclosed, on September 9, 2019, PG&E Corporation entered into (i) a Chapter 11 Plan Backstop Commitment Letter with Knighthead Capital Management, LLC on behalf of certain funds and accounts it manages or advises (“Knighthead”) and (ii) Chapter 11 Plan Backstop Commitment Letters with Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Whitecrest Partners, LP and Riva Capital Partners V, L.P. (collectively, “Abrams,” and together with Knighthead, the “Original Backstop Parties”). On September 13, 2019, PG&E Corporation entered into an amended and restated Chapter 11 Plan Backstop Commitment Letter (the “Original Backstop Commitment Letters”) with each of the Original Backstop Parties.

On September 30, 2019, PG&E Corporation separately entered into Chapter 11 Plan Backstop Commitment Letters (the “Additional Backstop Commitment Letters”) with each of the additional entities (the “Additional Backstop Parties”) set forth in Schedule 1 to Exhibit 10.1 of this Current Report on Form 8-K. The Additional Backstop Parties and the Original Backstop Parties (together, the “Backstop Parties”) have severally committed to the Debtors to fund up to an aggregate of $14 billion on the effective date of the Proposed Plan (the “Effective Date”) to finance the transactions contemplated by the Proposed Plan (such commitments, the “Backstop Commitments”) in consideration of the issuance of new shares of common stock of PG&E Corporation to the Backstop Parties on the Effective Date, subject to the terms and conditions set forth in each Backstop Commitment Letter. The price at which any such new shares would be issued to the Backstop Parties would be equal to (a) 10 (subject to adjustment as provided in the Backstop Commitment Letters), times (b) PG&E Corporation’s consolidated Normalized Estimated Net Income (as defined in the Backstop Commitment Letters) for the estimated year 2021, divided by (c) the number of fully diluted shares of PG&E Corporation that will be outstanding on the Effective Date (assuming that all equity is raised by funding the Backstop Commitments).

The Backstop Commitment Letters provide that under certain circumstances, the Debtors will be permitted to issue new shares of common stock of PG&E Corporation for up to $14 billion of proceeds to finance the transactions contemplated by the Proposed Plan through one or more equity offerings that, under certain circumstances, must include a rights offering (the “Rights Offering”). The structure, terms and conditions of any such equity offering (including a Rights Offering) are expected to be determined by the Debtors at a later time in the Chapter 11 process, subject to the terms and conditions of the Backstop Commitment Letters. There can be no assurance that any such equity offering would be successful. In the event that such equity offerings (together with additional permitted capital sources) do not raise at least $14 billion of proceeds in the aggregate or if the Debtors do not otherwise consummate such offerings, then the Debtors may draw on the Backstop Commitments for equity funding to finance the transactions contemplated by the Proposed Plan, subject to the satisfaction or waiver by the Backstop Parties of the conditions set forth therein.

The Backstop Parties’ funding obligations under the Backstop Commitment Letters are subject to numerous conditions, including, among others, that (a) the Backstop Commitment Letters have been approved by the Bankruptcy Court, (b) the conditions precedent to the Effective Date set forth in the Proposed Plan have been satisfied or waived in accordance with the Proposed Plan, (c) the Bankruptcy Court has entered an order confirming the Proposed Plan and approving the transactions contemplated thereunder, which shall confirm the Proposed Plan with such amendments, modifications, changes and consents as are approved by holders of a majority of the Backstop Commitments (the “Confirmation Order”), (d) the Debtors’ weighted average earning rate base for 2021 is no less than 95% of $48 billion and (e) there has been no event, occurrence or other circumstance that would have or would reasonably be expected to have a material adverse effect on the business of the Debtors or their ability to consummate the transactions contemplated by the Backstop Commitment Letters and the Proposed Plan.

In addition, the Backstop Parties have certain termination rights under the Backstop Commitment Letters. The Backstop Parties may terminate the Backstop Commitment Letters if the Debtors’ aggregate liability with respect to prepetition wildfire-related claims exceeds $18.9 billion (the “Wildfire Claims Cap”) (without counting wildfire-related claims that are approved by the California Public Utilities Commission (the “CPUC”) for recovery or pass-through against such cap), which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the Bankruptcy Court (or the U.S. District Court for the Northern District of California (the “District Court”), if applicable) determines to be reasonable. The Backstop Parties’ other termination rights include, among others, if (i) the Proposed Plan is amended without the consent of the holders of a majority of the Backstop Commitments, (ii) the Confirmation Order has not been entered by June 30, 2020, (iii) the Effective Date has not occurred within 60 days of entry of the Confirmation Order, (iv) a material adverse effect (as described above) occurs, (v) wildfires occur in the Utility’s service area in 2019 that damage or destroy in excess of 500 dwellings or commercial structures in the aggregate, (vi) the CPUC fails to issue all necessary approvals, authorizations and final orders to implement the Proposed Plan prior to June 30, 2020, including approvals related to the Utility’s capital structure and authorized rate of return and the resolution of the CPUC’s claims against the Utility for fines or penalties, all of which must be satisfactory to the holders of a majority of the Backstop Commitments, (vii) asserted administrative expense claims in the Chapter 11 Cases exceed $250 million (subject to certain exceptions), (viii) one or more wildfires occur in the Utility’s service area during or after 2020 that damage or destroy at least 500 dwellings or commercial structures in the aggregate at a time when the portion of the Utility’s system at the location of such wildfire was not successfully de-energized, and (ix) the Utility has not elected and received Bankruptcy Court approval, or satisfied the other required conditions, to participate in the statewide wildfire fund established by Assembly Bill 1054. There can be no assurance that the conditions precedent set forth in the Backstop Commitment Letters will be satisfied or waived, nor that events or circumstances will not occur that give rise to termination rights of the Backstop Parties.

As previously disclosed, on September 22, 2019, the Debtors entered into a Restructuring Support Agreement with certain holders of insurance subrogation claims (the “RSA”). If the Bankruptcy Court does not approve the RSA on or prior to October 31, 2019, then (i) the Wildfire Claims Cap will be reduced to $17.9 billion (without counting wildfire-related claims that are approved by the CPUC for recovery or pass-through against such cap), which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the Bankruptcy Court (or the District Court, if applicable) determines to be reasonable, and (ii) the Proposed Plan must be amended to remove any Permitted Amendments.

The initial commitment premium for the Backstop Commitments is 0.75% of the amount of the Backstop Commitments. The initial term of the Backstop Commitment Letters expires on January 20, 2020. The Debtors can extend the term of the Backstop Commitment Letters to April 30, 2020 for an additional commitment premium of 1.25% of the amount of the Backstop Commitments, to June 30, 2020 for an additional commitment premium of 2.5% of the amount of the Backstop Commitments and to August 29, 2020 for an additional commitment premium of 0.5% of the amount of the Backstop Commitments. All such commitment premiums are cumulative. Subject to limited exceptions, all commitment premiums are payable in shares of PG&E Corporation common stock to be issued on the Effective Date, and the number of such shares to be paid as commitment premiums will be calculated using the backstop price described above.  In the event that a plan of reorganization for the Debtors that is not the Proposed Plan is confirmed by the Bankruptcy Court, then the backstop commitment premium will be payable in cash if elected by the applicable Backstop Party.

The foregoing description of the Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Backstop Commitment Letters. The form of the Additional Backstop Commitment Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 (1)	Form of Chapter 11 Plan Backstop Commitment Letter

(1) This Form of the Additional Backstop Commitment Letter is substantially similar in all material respects to each Backstop Commitment Letter with an Additional Backstop Party that is otherwise required to be filed as an exhibit, except as to the Backstop Party and the amount of such Backstop Party’s Backstop Commitment Amount (as defined in the Backstop Commitment Letter). In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed the form of such Additional Backstop Commitment Letter, with a schedule identifying the Backstop Commitment Letters omitted and setting forth the material details in which each Backstop Commitment Letter differs from the form that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to their bankruptcy emergence plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the plan or to funding under equity financing commitments will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

No Securities Offering

This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: October 1, 2019	By:	/s/ JASON P. WELLS
		Name:	JASON P. WELLS
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: October 1, 2019	By:	/s/ DAVID S. THOMASON
		Name:	DAVID S. THOMASON
		Title:	Vice President, Chief Financial Officer and Controller